Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)Registration Statements (Form S-8 Nos. 333-124653 and 333-171298), pertaining to the Newmont Mining Corporation 2005 Stock Incentive Plan;
2)Registration Statements (Form S-8 Nos. 333-188128 and 333-214662), pertaining to the Newmont Mining Corporation 2013 Stock Incentive Plan;
3)Registration Statement (Form S-8 No. 333-238048), pertaining to the Newmont Corporation 2020 Stock Incentive Compensation Plan;
4)Registration Statement (Form S-3 No. 333-281026), pertaining to the Newmont Corporation 2024 Automatic Shelf Registration Statement; and
5)Registration Statement (Form S-4 No. 333-281025), of Newmont Corporation;

of our reports dated February 19, 2026, with respect to the consolidated financial statements and schedule of Newmont Corporation and the effectiveness of internal control over financial reporting of Newmont Corporation included in this Annual Report (Form 10-K) of Newmont Corporation for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Denver, Colorado
February 19, 2026